Exhibit 99.1

Pernix Therapeutics Reports Third Quarter 2014 Financial Results and Reaffirms Guidance

Third Quarter net revenues increased 72% year-over-year, following the launch of TREXIMET®
Company Reiterates Full Year 2014 and 2015 Guidance
Conference Call and Webcast Today, November 10th, beginning at 10:00am EST

MORRISTOWN, NJ -- (BUSINESS WIRE) -- November 10, 2014 -- Pernix Therapeutics Holdings, Inc. (NASDAQ: PTX) today reported financial results for the third quarter and year-to-date periods ending September 30, 2014, and reaffirmed full-year guidance for 2014 and 2015.

Financial Highlights

●	Third Quarter net revenues of $31.5 million, an increase of 72% year-over-year, following the launch of TREXIMET® at the beginning of September
●	Excluding TREXIMET, discontinued and divested products, net sales increased 20% year-over-year
●	Gross margins of 62.9% vs. 47.7% in the third quarter of 2013
●	Adjusted EBITDA of $6.9 million vs. ($2.0) million in the third quarter of 2013
●	Cash and cash equivalents of $16.4 million
●	Filed $300 million shelf registration statement and $100 million “at-the-market” offering program to provide financial flexibility and the ability to opportunistically access the capital markets

Business Highlights

●	Completed the acquisition of TREXIMET
●	Realigned sales force and executed staged re-launch of TREXIMET
●	SILENOR® weekly TRx’s up more than 30% since promotion began in May 2014
●	Engaged contract sales team to promote Cedax during cough and cold season
●	Continuing to evaluate and pursue business development opportunities in complementary specialty areas

“This has been a strong quarter in which we have seen significant growth,” said Doug Drysdale, Chairman, President and Chief Executive Officer. “This performance is being driven by the strength of our Specialty Brands, TREXIMET and SILENOR, as well as improving costs from our on-going restructuring initiatives, leading to meaningful top-line and bottom-line growth.”

Financial Update - Third Quarter ending September 30, 2014

Net sales were $31.5 million for the third quarter of 2014 compared with $18.3 million reported in the third quarter of 2013, an increase of 72%. Strong net sales were driven by sales of TREXIMET, acquired in August 2014 and re-launched September 2, 2014; growth of SILENOR and continued performance in the Company’s base portfolio.

Net sales of TREXIMET for the third quarter and year-to-date period of 2014 were $16.3 million, including some restocking within the wholesale and retail channels.

Net sales of our product portfolio excluding TREXIMET, including SILENOR, our seasonal/cough & cold products, CEDAX®, ZUTRIPRO®, VITUZ® and REZIRA®, as well as our portfolio of generic products through Macoven Pharmaceuticals and Cypress Pharmaceuticals for the third quarter of 2014 were $14.2 million compared with $17.1 million in the prior-year period. Increased sales from TREXIMET and SILENOR were partially offset by the discontinuation of a number of generic products in 2013, as well as the sale of profitable Cypress generic products in September 2013. Excluding TREXIMET and the discontinued and divested products, net sales increased by 20% year-over-year.

Adjusted EBITDA increased to $6.9 million, compared to ($2.0) million for the same period last year.

Reported GAAP net loss increased from ($5.8) million to ($11.7) million, or ($0.16) to ($0.31) per basic and diluted share, respectively reflecting $8.2 million, or $0.22 per basic and diluted share, of amortization associated with the acquisition of TREXIMET intellectual property.

On a non-GAAP basis, adjusted net loss for the third quarter of 2014 was ($0.9) million, compared with ($2.4) million a year ago. Non-GAAP adjusted diluted loss per share was ($0.02) versus ($0.07) in Q3 2013.

Gross profit increased 127% to $19.8 million for the third quarter of 2014, compared with $8.7 million in the prior-year period, driven by the inclusion and performance of TREXIMET. Gross profit, as a percentage of net sales, was 62.9% for the quarter, versus 47.7% in the prior-year period.

Selling, general and administrative (SG&A) expenses for the third quarter of 2014 were $15.0 million, compared with $11.7 million in the same period in 2013, an increase of 28% versus previous year. However, SG&A expenses as a percentage of net sales were 48% in the third quarter of 2014, compared with 64% in the prior year. The overall increase in SG&A includes the addition of marketing and selling expenses for TREXIMET and SILENOR.  Excluding amortization and marketing, operating expense for the quarter was down 12% year-over-year.

R&D expenses for the third quarter of 2014 were $0.3 million, compared with $0.6 million in the prior-year period, reflecting further development of OTIC and Hylira, as well as life-cycle management of SILENOR, the SILENOR OTC development programs and commencement of TREXIMET life-cycle management initiatives.

Financial Results – Year-to-Date Period ending September 30, 2014

In the first nine months of fiscal 2014, net sales were $67.9 million, compared with $60.9 million in the first nine months of the prior year, representing an 11.4% increase. Increased sales from TREXIMET and SILENOR were partially offset by the discontinuation of a number of generic products in 2013, as well as the sale of profitable Cypress generic products in September 2013.

Adjusted EBITDA was $1.0 million compared to ($7.3) million during the prior-year period, an increase of $8.3 million.

On a non-GAAP basis, adjusted net loss was ($6.8) million, compared with ($9.5) million last year. Non-GAAP adjusted diluted loss per share were ($0.18), compared with ($0.26) last year. This was attributable to benefits from strategic pricing initiatives, the inclusion and performance of TREXIMET and lower tax provision expense.

On a GAAP basis, net loss for the year-to-date period of 2014 was ($27.5) million, compared with ($19.4) million for the same period in 2013. GAAP diluted loss per share was ($0.73), compared with ($0.54) last year, reflecting $8.2 million, or $0.22 per basic and diluted share, of amortization associated with the acquisition of TREXIMET intellectual property.

Net sales of our product portfolio excluding TREXIMET, including SILENOR, our seasonal/cough & cold products, CEDAX®, ZUTRIPRO®, VITUZ® and REZIRA®, as well as our portfolio of generic products through Macoven Pharmaceuticals and Cypress Pharmaceuticals for the year-to-date ending September 30, 2014 were $48.2 million compared with $56.0 million in the prior-year period.

2014 and 2015 Full-Year Guidance

Today the Company reaffirms its financial guidance for 2014 and 2015.  With the addition of TREXIMET, Pernix estimates FY 2014 revenue to be in the range of $110 million to $120 million with Adjusted EBITDA of $22 million to $24 million. Pernix estimates FY 2015 revenue will be approximately $230 million with Adjusted EBITDA of approximately $95 million.

CONFERENCE CALL AND WEBCAST

Pernix will hold a conference call for investors today, November 10th, beginning at 10:00am/U.S. Eastern Time.

To participate in the conference call:

●	Please dial (877) 312-8783 (domestic) or (408) 940-3874 (international).

●	Participants can reference the passcode 14525070.

Please dial in approximately 15 minutes prior to the call.

The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of www.pernixtx.com. The passcode is 14525070.  Please allow extra time prior to the call to visit the Pernix website and download any software that may be needed to listen to the webcast.

A replay of the conference call will be available through November 17, 2014, at (855) 859-2056 domestic and (404) 537-3406 international.  The passcode for the replay is 14525070. An online archive of the webcast will be available on the Pernix website for 30 days following the call.

About Pernix Therapeutics

Pernix Therapeutics is a specialty pharmaceutical business with a focus on acquiring, developing and commercializing prescription drugs primarily for the U.S. market. The Company targets underserved therapeutic areas such as CNS, including neurology and psychiatry, and has an interest in expanding into additional specialty segments.  The Company promotes its branded products to physicians through its Pernix sales force, uses contracted sales organizations to market its non-core, cough and cold products, and markets its generic portfolio through its wholly owned subsidiaries, Macoven Pharmaceutical, LLC and Cypress Pharmaceuticals, Inc.

To learn more about Pernix Therapeutics, visit www.pernixtx.com.

Non-GAAP Financial Measures

Pernix is disclosing non-GAAP financial measures in this press release. Primarily due to acquisitions, Pernix believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with U.S. generally accepted accounting principles (GAAP). In addition to disclosing its financial results determined in accordance with GAAP, Pernix is disclosing non-GAAP results that exclude items such as amortization expense and certain other expense and revenue items in order to supplement investors' and other readers' understanding and assessment of the Company's financial performance. Whenever Pernix uses a non-GAAP measure, it will provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures set forth herein and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements including words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions are forward-looking statements.  Because these statements reflect the Company’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in the Company’s Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Pernix Therapeutics Holdings Inc.
Investor Relations
Sanjay Patel, (800) 793-2145 ext. 1009
Chief Financial Officer
spatel@pernixtx.com
- or -
Doug Drysdale, (800) 793-2145 ext. 1001
Chairman, President and Chief Executive Officer
ddrysdale@pernixtx.com

Media Relations
Marianne Lambertson, (800) 793-2145 ext. 1012
Vice President, Marketing and Corporate Communications
mlambertson@pernixtx.com

PERNIX THERAPEUTICS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (in thousands, except per share data)

	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,429	$15,647
Accounts receivable, net	51,844	25,681
Inventory, net	11,592	13,810
Note receivable, net of unamortized discount of $172 and $101, respectively	4,675	4,749
Prepaid expenses and other current assets	10,512	5,879
Income tax receivable	5,403	1,318
Deferred income taxes	12,152	9,301
Total current assets	112,607	76,385
Property and equipment, net	1,066	6,872
Other assets:
Goodwill	45,890	42,497
Intangible assets, net	319,139	80,022
Note receivable, net of unamortized discount of $0 and $319, respectively	─	4,531
Other long-term assets	11,490	1,079
Total assets	$490,192	$211,386
LIABILITIES
Current liabilities:
Accounts payable	$9,507	$3,444
Accrued personnel expenses	2,715	3,803
Accrued allowances	45,082	34,286
Other accrued expenses	10,428	5,533
Contingent consideration – Cypress acquisition	─	1,330
Other liabilities	5,327	4,072
Debt	18,782	17,000
Total current liabilities	91,841	69,468
Long-term liabilities:
Other liabilities	11,390	14,386
Debt	─	1,310
Senior convertible notes	65,000	─
Senior secured notes – TREXIMET®	220,000	─
Deferred income taxes	13,006	15,499
Total liabilities	401,237	100,663

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 90,000 shares authorized, 40,623 and 39,318 issued and 38,204 and 37,189 outstanding at September 30, 2014 and December 31, 2013, respectively	382	372
Treasury stock, at cost, 2,419 and 2,129 shares held at September 30, 2014 and December 31, 2013, respectively	(5,075)	(4,001)
Additional paid-in capital	126,317	119,554
Accumulated deficit	(32,669)	(5,202)
Total stockholders’ equity	88,955	110,723
Total liabilities and stockholders’ equity	$490,192	$211,386

PERNIX THERAPEUTICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net revenues	$31,479	$18,295	$67,913	$60,946
Costs and operating expenses:
Cost of product sales	11,689	9,572	30,350	33,812
Selling, general and administrative expenses	15,049	11,740	42,415	38,960
Research and development expense	290	633	1,604	3,633
Depreciation and amortization expense	10,159	2,317	14,319	6,419
(Gain) / loss on disposal of assets	7	(4)	160	1
(Gain) / loss on sale of PML (including impairment charge)	(13)	─	6,659	─
Total costs and operating expenses	37,181	24,258	95,507	82,825

Loss from operations	(5,702)	(5,963)	(27,594)	(21,879)

Other income (expense):
Change in fair value of put right	─	(2,146)	─	(6,116)
Change in fair value of contingent consideration	─	522	─	805
Interest expense, net	(5,335)	(783)	(8,833)	(3,492)
Gain on sale of investment	─	─	─	3,605
Total (loss) income, net	(5,335)	(2,407)	(8,833)	(5,198)

Loss before income taxes	(11,037)	(8,370)	(36,427)	(27,077)

Income tax expense (benefit)	655	(2,547)	(8,960)	(7,666)

Net loss	$(11,692)	$(5,823)	$(27,467)	$(19,411)

Other comprehensive income (loss)
Unrealized gains during the period, net of tax of $411 for the nine
months ended September 30, 2014	─	─	─	(702)

Reclassification adjustment for net realized gain included in net
loss, net of tax of $1,322 for the nine months ended September 30, 2014	─	─	─	(2,273)

Comprehensive loss	$(11,692)	$(5,823)	$(27,467)	$(22,386)

Net loss per share, basic	$(0.31)	$(0.16)	$(0.73)	$(0.54)
Net loss per share, diluted	$(0.31)	$(0.16)	$(0.73)	$(0.54)
Weighted-average common shares, basic	38,121	37,121	37,743	36,204
Weighted-average common shares, diluted	38,121	37,121	37,743	36,204

Supplemental Financial Information

The following table presents a reconciliation of Pernix’s net loss to adjusted EBITDA.  The Company defines EBITDA as net income plus interest, income tax expense, depreciation and amortization and presents these measures to assist investors in evaluating Pernix’s operating performance and comparing the Company’s results with those of other companies.  Adjusted EBITDA should not be considered in isolation from or as a substitute for net income.

PERNIX THERAPEUTICS HOLDINGS, INC.
GAAP Net Loss to Adjusted EBITDA Reconciliation Table
(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP net loss	$(11,692)	$(5,823)	$(27,467)	$(19,411)
Depreciation and amortization	10,159	2,317	14,319	6,419
Interest expense, net	5,335	783	8,833	3,492
Income tax expense (benefit)	655	(2,547)	(8,960)	(7,666)
EBITDA	4,457	(5,270)	(13,275)	(17,166)

One-time contract termination fee	745	─	745	─
Increase in basis of acquired inventory included in COGS	194	412	2,591	5,123
Deal expenses	532	576	1,005	1,104
Stock compensation	878	491	3,398	1,516
Stock compensation - ParaPRO	─	131	(1,175)	426
Severance expenses	111	─	877	─
(Gain) / loss on disposal of assets	7	(4)	160	1
(Gain) / loss on sale of PML (including
impairment charge)	(13)	─	6,659	─
Change in fair value of put right	─	2,146	─	6,116
Change in fair value of contingent consideration	─	(522)	─	(805)
Gain on sale of investment	─	─	─	(3,605)
Adjusted EBITDA	$6,911	$(2,040)	$985	$(7,290)

The following table presents a reconciliation of Pernix’s net loss to adjusted net income / (loss).  The Company defines adjusted net income / (loss) as net income / (loss) reflecting adjustments for stock-based compensation, amortization of product rights, interest related to convertible securities, one-time contract termination fees, transaction-related expenses, severance expenses, impairment of assets held for sale, acquisition adjustments related to inventory sold, changes in fair value of acquisition-related payments and put rights, gain on the sale of investments, the gain or loss on the divestiture of certain assets and the related tax impacts and presents these measures to assist investors in evaluating Pernix’s operating performance and comparing the Company’s results with those of other companies.  Adjusted net income / (loss) should not be considered in isolation from or as a substitute for net income.

PERNIX THERAPEUTICS HOLDINGS, INC.
GAAP Net Loss to Adjusted Net Income Reconciliation Table
(in thousands, except per share data, unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013		2014		2013
GAAP net loss	$(11,692)		$(5,823)		$(27,467)		$(19,411)
Amortization expense	10,107		2,136		14,057		5,931
Interest related to convertible securities	1,300		─		1,300		─
One-time contract termination fee	745		─		745		─
Increase in basis of acquired inventory included in COGS	194		412		2,591		5,123
Deal expenses	532		576		1,005		1,104
Stock compensation	878		491		3,398		1,516
Stock compensation - ParaPRO	─		131		(1,175)		426
Severance expenses	111		─		877		─
Impairment of assets held for sale	─		─		6,457		─
(Gain) / loss on sale of PML	(13)		─		202		─
Change in fair value of contingent consideration	─		(522)		─		(805)
Change in fair value of put right	─		2,146		─		6,116
(Gain) / loss on disposal of assets	7		(4)		160		1
Gain on sale of investment	─		─		─		(3,605)
Tax effect related to adjustments	(3,116	)(1)	(1,986	)(1)	(8,946	)(1)	(5,849	)(1)
Adjusted net income / (loss)	$(947)		$(2,443)		$(6,796)		$(9,453)

Adjusted net income / (loss) per common share, basic	$(0.02)		$(0.07)		$(0.18)		$(0.26)
Adjusted net income / (loss) per common share, dilutive	$(0.02)		$(0.07)		$(0.18)		$(0.26)

Weighted average number common shares outstanding	38,121		37,121		37,743		36,204
Weighted average number common shares outstanding
assuming dilution	38,121		37,121		37,743		36,204

(1) The tax effect related to adjustments includes the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction’s applicable tax rate.